UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 17, 2019

DEEP DOWN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18511 Beaumont Highway, Houston, TX 77049

(Address of principal executive offices) (Zip Code)

(281) 517-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 12, 2019, Deep Down, Inc. (the “Company”) entered into an employment agreement with Mr. Micah Simmons (the “Simmons Employment Agreement”). The Simmons Employment Agreement provides for Mr. Simmons to serve as the Company's Chief Operating Officer for three (3) years effective September 23, 2019, subject to earlier termination in accordance with the terms of the Simmons Employment Agreement. Mr. Simmons is referred to herein as the “Executive.”

Under the terms of the Employment Agreement, the Executive is entitled to receive an annual base salary (the amount of which is $245,000), subject to annual adjustment by the Company’s board of directors (the “Board”). The Executive is also entitled to receive an annual bonus as determined by the Board’s Compensation Committee. Further, the Employment Agreement provides that the Executive is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to all other peer executives of the Company, to receive fringe benefits in accordance with the plans, practices, programs and policies of the Company for other peer executives, and to receive reimbursement for reasonable business expenses. In the event of a change of control (as defined in the Employment Agreement), the awards and grants to the Executive that are comprised of or based upon equity securities under the Company’s plans, practices, policies and programs will immediate vest.

In the event of termination of the Executive’s employment for any reason, the Executive will be entitled to receive all accrued, unpaid salary and vacation time through the date of termination and all benefits to which the Executive is entitled or vested under the terms of all employee benefit and compensation plans, agreements and arrangements in which the Executive is a participant as of the date of termination. In addition, subject to executing a general release in favor of the Company, the Executive will be entitled to receive certain severance payments in the event his employment is terminated by the Company “other than for cause” or by the Executive with “good reason.”

The Executive has agreed to not, during the respective term of his employment and for a one-year period after his termination, engage in Competition (as defined in the Employment Agreement) with the Company, solicit business from any customer or potential customer of the Company, solicit the employment or services of any person employed by or a consultant to the Company on the date of termination or with six months prior thereto, or otherwise knowingly interfere with the business or accounts of the Company or any of its subsidiaries.

In connection with entering into the Employment Agreement, the Company has granted 200,000 shares of restricted stock to the Executive, 50,000 of which were vested upon grant, with the remainder to vest in equal installments on September 23, 2020, 2021 and 2022.

The foregoing description of the Simmons Employment Agreement contained herein is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRAGEMENTS OF CERTAIN OFFICERS.

On September 12, 2019, the Company appointed Mr. Micah Simmons as Chief Operating Officer, effective September 23, 2019.

Mr. Simmons, 43, was most recently Vice President of Project Management for Global Operations in Siemens Oil and Gas, based in Houston, Texas. Mr. Simmons led the global project organization, with responsibility for project strategy, execution, processes, and governance across ten factories. Prior to Siemens, Mr. Simmons spent 20 years with TechnipFMC most recently as a Vice President, Global Supply and led teams of hundreds of employees over the course of his career in Malaysia, Norway and Houston, including those focused on subsea manifolds and pipeline systems.

Mr. Simmons earned an MBA from the Darden Graduate School of Business Administration at the University of Virginia and a Bachelor of Science in Mechanical Engineering at Texas A&M University. He is licensed as a professional engineer in Texas.

The information under Item 1.01 of this Current Report on Form 8-K regarding the terms of employment of Mr. Simmons is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

10.1	Employment Agreement, dated September 12, 2019, between Deep Down, Inc. and Micah Simmons

99.1	Press Release Issued by Deep Down on September 17, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2019

DEEP DOWN, INC.

By:	/s/ Charles K. Njuguna
Charles K. Njuguna
President/CEO

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